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                                                                      EXHIBIT 25



                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                          ___________________________

                                    FORM T-1


                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

   Check if an application to determine eligibility of a trustee pursuant to
   Section 305(b)(2) ____

                          ___________________________

                                 CITIBANK, N.A.
              (Exact name of trustee as specified in its charter)


                                                            13-5266470
                                                            (I.R.S. employer
                                                            identification no.)

399 Park Avenue, New York, New York                         10043
(Address of principal executive office)                     (Zip Code)

                            _______________________

                   TRANSCONTINENTAL GAS PIPE LINE CORPORATION
              (Exact name of obligor as specified in its charter)

Delaware                                                    74-1079400
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

2800 Post Oak Boulevard
Houston, Texas                                              77251
(Address of Principal Executive Offices)                    (Zip Code)


                             _____________________
                                Debt Securities
                      (Title of the indenture securities)
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1.       General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                 Comptroller of the Currency, Washington, DC

                 Federal Reserve Bank of New York
                 35 Liberty Street, New York, NY

                 Federal Deposit Insurance Corporation, Washington, DC

         (b)     Whether it is authorized to exercise corporate trust powers.

                 Yes.

2.       Affiliations with the Obligor.

         If the obligor is an affiliate of the Trustee, describe each such affiliation.

                 None.


16.      List of Exhibits.

         List below all exhibits filed as a part of this Statement of Eligibility.

         Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

         Exhibit 1 -      Copy of Articles of Association of the Trustee, as
                          now in effect.  (Exhibit 1 to T-1 to Registration
                          Statement No. 2-79983)

         Exhibit 2 -      Copy of certificate of authority of the Trustee to
                          commence business.  (Exhibit 2 to T-1 to Registration
                          Statement No. 2- 29577).

         Exhibit 3 -      Copy of authorization of the Trustee to exercise
                          corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

         Exhibit 4 -      Copy of existing By-Laws of the Trustee.  (Exhibit 4
                          to T-1 to Registration Statement No. 33- 34988)
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         Exhibit 4 -      Copy of existing By-Laws of the Trustee.  (Exhibit 4
                          to T-1 to Registration Statement No. 33-34988)

         Exhibit 5 -      Not applicable.

         Exhibit 6 -      The consent of the Trustee required by Section 321(b)
                          of the Trust Indenture Act of 1939.  (Exhibit 6 to
                          T-1 to Registration Statement No. 33-19227).

         Exhibit 7 -      Copy of the latest Report of Condition of Citibank,
                          N.A. as of December 31, 1995 - attached)

         Exhibit 8 -      Not applicable.

         Exhibit 9 -      Not applicable.

                             ______________________


                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 25th day of March, 1996.


                                        CITIBANK, N.A.


                                              /s/  ROBERT T. KIRCHNER
                                              -------------------------------
                                        By    Robert T. Kirchner
                                              Vice President
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                                Charter No. 1461
                          Comptroller of the Currency
                             Northeastern District
                              REPORT OF CONDITION
                                 CONSOLIDATING
                              DOMESTIC AND FOREIGN
                                SUBSIDIARIES OF
                               Citibank, N.A.

of New York in the State of New York, at the close of business on December 31, 1995, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

                                     ASSETS

                                                               Thousands
                                                               of dollars
Cash and balances due from depository institutions:
    Noninterest-bearing balances and currency
    and coin                                                $     7,451,000
    Interest-bearing balances                                     9,256,000
Held-to-maturity securities                                               0
Available-for-sale securities                                    15,587,000
Federal funds sold and securities purchased under
    agreements to resell in domestic offices of
    the bank and of its Edge and Agreement
    subsidiaries, and in IBFs:
    Federal funds sold                                            3,981,000
    Securities purchased under agreements to resell                 423,000
Loans and lease financing receivables:
    Loans and Leases, net of unearned income                $   145,221,000
    LESS: Allowance for loan and lease losses                     4,403,000
Loans and leases, net of unearned income, allowance,
    and reserve                                                 140,818,000
Trading assets                                                   28,407,000
Premises and fixed assets (including capitalized leases)          3,454,000
Other real estate owned                                             849,000
Investments in unconsolidated subsidiaries and
    associated companies                                          1,181,000
Customers' liability to this bank on acceptances
    outstanding                                                   1,542,000
Intangible assets                                                    14,000
Other assets                                                      7,147,000
TOTAL ASSETS                                                $   220,110,000

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
                                  LIABILITIES
Deposits:
    In domestic offices                                     $    35,377,000
    Noninterest-bearing                                     $    13,214,000
    Interest-bearing                                             22,163,000
In foreign offices, Edge and
    Agreement subsidiaries, and IBFs                            121,599,000
    Noninterest-bearing                                           8,014,000
    Interest-bearing                                            113,585,000
Federal funds purchased and securities sold under
    agreements to repurchase in domestic offices
    of the bank and of its Edge and Agreement
    subsidiaries, and in IBFs:
    Federal funds purchased                                       1,852,000
    Securities sold under agreements to repurchase                  556,000
Trading liabilities                                              17,544,000
Other borrowed money:
    With original maturity of one year or less                    7,740,000
    With original maturity of more than one year                  5,788,000
Mortgage indebtedness and obligations under
    capitalized leases                                               95,000
Bank's liability on acceptances executed
    and outstanding                                               1,559,000
Subordinated notes and debentures                                 4,700,000
Other liabilities                                                 8,483,000
TOTAL LIABILITIES                                           $   205,293,000

                                 EQUITY CAPITAL
Common stock                                                $       751,000
Surplus                                                           6,744,000
Undivided profits and capital reserves                            7,816,000
Net unrealized holding gains (losses) on
    available-for-sale securities                                    62,000
Cumulative foreign currency translation adjustments               (556,000)
TOTAL EQUITY CAPITAL                                        $    14,817,000
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND
    EQUITY CAPITAL                                          $   220,110,000

    I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                 ROGER W. TRUPIN

    We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
                                                 PEI-YUAN CHIA
                                                 WILLIAM R. RHODES
                                                 PAUL J. COLLINS
                                                 DIRECTORS